Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT (this “Amendment”) made as of March 28, 2005 between GEXA Corp., a Texas corporation and Neil Leibman (the “Executive”).  This Amendment amends the employment agreement by and between GEXA Corp. and the Executive dated as of October 27, 2004 (the “Agreement”) and shall be effective as set forth herein.

1.               Effective upon GEXA shareholder approval of the Agreement and Plan of Merger, dated as of March 28, 2005 by and among FPL Group, Inc., FRM Holdings, LLC (“Holdings”), WPRM Acquisition Subsidiary, Inc. and GEXA Corp, the Agreement is hereby amended by deleting paragraph 5(g) relating to Change of Control benefits in its entirety and replacing it with the following:

(g)                                 INTENTIONALLY RESERVED

2.               Effective immediately, the Agreement is hereby amended by adding a new Section 15 thereto, to read as follows:

15. AMENDMENT. This Agreement shall not be amended or modified except in writing and with the written consent of Holdings (which may be withheld in its sole discretion).

3.               Except as amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written, to be effective as of the date first written above.

GEXA CORP.

By:

 /s/ David K. Holeman

EXECUTIVE

/s/ Neil Leibman

Neil Leibman